Exhibit 5.2

Charles J. Bair

T: +1 858 550 6142

cbair@cooley.com

November 6, 2025

UroGen Pharma Ltd.

400 Alexander Park Drive, 4th Floor

Princeton, NJ 08540

Ladies and Gentlemen:

We have acted as U.S. counsel to UroGen Pharma Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes two prospectuses: (i) a base prospectus (the “Base Prospectus”), and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”) covering the offering of up to $75,000,000 of Ordinary Shares (as defined below) that may be sold under the Sales Agreement, dated December 20, 2019, as amended (the “ATM Shares”), between the Company and TD Securities (USA) LLC. The Registration Statement provides that it will be supplemented by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus will provide for the registration by the Company of the following securities:

•	ordinary shares, par value NIS 0.01 per share, of the Company (the “Ordinary Shares”);

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.2 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•

warrants to purchase Ordinary Shares or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.5 and 4.6, respectively, to the Registration Statement (each, a “Warrant Agreement”); and

•	the ATM Shares.

The Ordinary Shares, the Debt Securities, the Warrants and the ATM Shares are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com

UroGen Pharma Ltd.

November 6, 2025

P age Two

In connection with this opinion, we have examined and relied upon the Registration Statement, the Base Prospectus and such other records, documents, certificates, opinions, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the legal capacity of all natural persons; the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; the valid existence of the Company under the laws of the State of Israel; that the Company has the corporate power to enter into and perform its obligations under the Warrants, the Warrant Agreements, the Debt Securities and the Indenture in accordance with their terms and at the time of issuance will have duly authorized, executed and delivered the Warrants, the Warrant Agreements, the Debt Securities and the Indenture, as applicable, in accordance with its organizational documents and the laws of the State of Israel; that any Ordinary Shares issued upon conversion of the Debt Securities or exercise of the Warrants will be duly authorized, validly issued, fully paid and nonassessable; and that the execution, delivery and performance by the Company of its obligations under the Warrants, the Warrant Agreements, the Debt Securities and the Indenture do not and will not violate the laws of the State of Israel or any other applicable laws (excepting from such assumption the laws of the State of New York). We have also assumed that any Debt Securities or Warrants offered under the Registration Statement, and the related Indenture and Warrant Agreement will be executed in the forms filed as exhibits to the Registration Statement. We have also assumed that with respect to any Securities issuable upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any foreign, U.S. federal or state securities law, rule or regulation.

On the basis of the foregoing, in reliance thereon and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com

UroGen Pharma Ltd.

November 6, 2025

P age Three

Company and the Trustee by all necessary corporate action; (iii) the Indenture has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (iv) the terms of the Debt Securities and their issuance and sale have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative articles of association (the “Articles of Association”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

2. With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

*****

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com

UroGen Pharma Ltd.

November 6, 2025

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Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion has been or should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely Cooley LLP

By:	/s/ Charles J. Bair
Charles J. Bair

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117

t: +1 858 550 6000 f: +1 858 550-6420 cooley.com